Exhibit 99.1

Drone Aviation and LTE Advanced / 5G-NR Wireless Technology Provider ComSovereign Announce Merger

Combined Organization to Focus on Penetration of 5G Systems to New and Existing Global Carrier Customer Base for Fixed Infrastructure and Aerial Mobile Communications Platforms

JACKSONVILLE, FL – December 4, 2019 – Drone Aviation Holding Corp. (OTCQB: DRNE) (“Drone Aviation” or the “Company”), a developer of specialized, tethered aerial monitoring and communications platforms serving national defense and homeland security customers, announced today that it has closed on a merger with ComSovereign Corp, a U.S.-based consortium of 5G telecommunications radio, silicon photonics and power systems designed for the next generation of global networks.

The newly merged company will focus on supplying ComSovereign’s existing global wireless carrier customer base with new infrastructure technology including industry leading carrier backhaul capability and 5G/NR connectivity for fixed and mobile aerial applications. As a result of the transaction, Drone Aviation has postponed FINRA’s previously approved reverse stock split of its shares due to the merger and the change in the board structure. The name of the Company will be changed from Drone Aviation Holding Corp. to ComSovereign Holding Corp. as soon as possible in accordance with State, FINRA and SEC notice requirements, currently expected by December 15th, 2019.

As part of the merger, the Company has enacted a number of management and board personnel changes including the resignation of its CEO and Director, Dan Erdberg, and the appointment of Dan Hodges as Chairman and CEO. Drone Aviation’s former Chairman, David Aguilar, will remain as a Director. The members of the Board of Directors of the combined Company include leaders from the government, technology, accounting and finance industries.

Newly appointed Chairman and CEO of Drone Aviation Corp., Dan Hodges, stated, “Through this unique and synergistic business combination, ComSovereign gains an immediate capability, enabling us to emplace entire LTE networks, from small private networks to city-scale systems, in a matter of days instead of years. Integration of our newly validated, disruptive communications technologies also enable superior performance and reliability where it previously never existed.”

Former CEO of Drone Aviation Dan Erdberg stated, “This merger represents a significant milestone in our strategic plan for Drone Aviation as we expand into the 5G wireless communications market, creating valuable new opportunities to leverage our patented tethered drone and aerostat technologies to create flying cellular towers for government and commercial customers around the world.”

Mr. Hodges concluded, “To our shareholders, I want to be clear that our responsibility, commitment and focus are on executing a methodical, disciplined approach to delivering revenue and earnings over the long-term. We intend to leverage our installed base of tier-one global customers and the further expansion of our portfolio as we capitalize on the potential of our technologies. Our world-class management teams and Board of Directors share a dedication to long-term value creation to benefit our current and future stakeholders.”

ThinkEquity, a division of Fordham Financial Management, Inc., acted as financial advisor to ComSovereign Corp.

For more information about Drone Aviation and wholly owned subsidiary ComSovereign including the senior management team and Board of Directors, please visit www.DroneAviationCorp.com or www.ComSovereign.com.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQB: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms including lighter-than-air aerostats and drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view documents that we file or furnish with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the ability to support future military needs for advanced voice and data communications applications, the continuation of growing demand for drones for military and state and local law enforcement authorities. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations for Drone Aviation Corp.:

Steve Gersten

813-334-9745

investors@droneaviationcorp.com

and

Bret Shapiro, Managing Director

CORE IR

516-222-2560

brets@coreir.com

Media Relations for Drone Aviation Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net